                                                                    Exhibit 10AZ

                              CONSULTING AGREEMENT


     THIS AGREEMENT is made and entered into on this 5th day of November, 1998 by and between Mercury Finance Company, a Delaware corporation, (hereinafter referred to as "Company") and Edward G. Harshfield (hereinafter referred to as "Consultant").

     WHEREAS, Company intends to pursue a plan of reorganization in the United States Bankruptcy Court; and

     WHEREAS, Company wishes to obtain the benefit of Consultant's participation in the preparations for that reorganization and in the overall supervision and direction of the business of Company prior to any confirmation by the Bankruptcy Court of a plan of reorganization; and

     WHEREAS, Consultant wishes to provide his services for those purposes;

     NOW, THEREFORE, Company and Consultant, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1.  Engagement and Term.
         -------------------

         (a)  Engagement. Company engages Consultant to assist in the
              ----------
preparations for the reorganization of Company. Neither the Company nor Consultant shall, without prior review and approval by the other party, issue any press release or other public statement about Consultant's engagement by the Company, but such approval shall not be withheld unreasonably.

         (b)  Term. The term of Consultant's engagement under this Agreement
              -----
shall commence on November __, 1998 and shall continue indefinitely, subject to termination by either party by giving at least ten (10) days written notice of termination, and subject to Paragraph 14, below.

     2.  Duties.  Consultant shall participate in planning and preparing for the
         ------
reorganization of Company. Such participation shall consist of such specific activities as the Board of Directors of Company (the "Board") shall reasonably request from time to time. Consultant shall devote such time as is necessary to fulfill his responsibilities hereunder.

     3.  Compensation.  As compensation for Consultant's services under this
         ------------
Agreement, Company shall pay Consultant fees at the rate of eighty-three thousand three hundred and thirty-three dollars ($83,333) per month, payable in advance on the first day of each calendar month. If the term of this Agreement ends prior to the end of a calendar month, the Executive shall refund to the Company a pro rata portion of the fee for that final month. The fees payable to Consultant under this Agreement shall be administrative expenses of Company having priority, in the Chapter 11 proceeding of the Company, over all pre-petition unsecured claims of creditors.

     4.  Expense Reimbursement. Company shall reimburse Consultant for
         ---------------------
reasonable travel and all other direct, out-of-pocket expenses actually incurred in the performance of services

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under this Agreement, including (but not by way of limitation) the cost of commuting between California and Illinois and the cost of suitable temporary housing in Illinois, during Consultant's engagement under this Agreement. Such reimbursement shall be paid within a reasonable time following Consultant's submission of proper substantiation, in accordance with the expense reimbursement policies then generally applicable to directors and officers of Company.

     5.  Covenants of Consultant.  In order to induce Company to enter into this
         -----------------------
Agreement, Consultant hereby agrees as follows:

         (a)  Confidentiality. Except for and on behalf of Company with the
              ---------------
consent of or as directed by the Board, Consultant shall keep confidential and shall not divulge to any other person or entity, during the term of engagement hereunder or thereafter, any business secrets or other confidential information regarding Company and its affiliates which has not otherwise become public knowledge; provided, however, that nothing in this Agreement shall preclude Consultant from disclosing information (i) to an appropriate extent to parties retained to perform services for Company or its affiliates or (ii) under any other circumstances to the extent such disclosure is, in the reasonable judgment of Consultant, appropriate or necessary to further the best interests of Company and its affiliates or (iii) as may be required by law.


          (b) Noncompetition. During the term of Consultant's engagement under
              --------------
this Agreement and during the one (1)-year period immediately following (i) the Company's termination of such engagement for "Cause" (as defined below) or (ii) Consultant's termination of such engagement other than for "Good Reason" (as defined below), Consultant shall not, directly or indirectly, engage in, be employed by, act as a consultant to, or be a director, officer, owner or partner of, any business activity or entity which competes significantly and directly with the Company or any of its subsidiaries in lines of business conducted by the Company or its subsidiaries during the term of Consultant's engagement under this Agreement or, for purposes of applying this noncompetition restriction after the end of that term, in lines of business conducted by the Company or its subsidiaries as of the end of that term and, in either event, in any geographic area in which the Company or its subsidiaries engage in such business; provided, however, that it shall not be a violation of this paragraph (b) for Consultant to continue to serve in those current directorships which are disclosed to the Company by Consultant in writing at the time of his execution of this Agreement; and provided further that it shall not be a violation of this Agreement for Consultant to own an interest of less than five percent (5%) in any entity whose ownership interests are publicly traded. For purposes of this paragraph (b), the terms "Cause" and "Good Reason" shall have the meanings set forth in Sections 6(b) and 6(c) (excluding paragraph (i) of Section 6(c)), respectively, of the Employment Agreement of even date herewith between Consultant and the Company.


               (c) Enforcement. Consultant recognizes that the provisions of this Paragraph 5 are vitally important to the continuing welfare of Company and its affiliates and that money damages would constitute an inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by Consultant, Company and its affiliates, in addition to any other remedies they may have, shall have the right to compel

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

specific performance thereof or to seek an injunction restraining any action by Consultant in violation of this Paragraph 5.

     6.  Non-Employee Status. Consultant and Company acknowledge that Consultant
         -------------------
will, in performing his duties under this Agreement, be acting as an independent contractor and will not be an employee of Company. Consultant will not be eligible to participate in any benefits plan or program now existing or hereafter created for employees of Company or any affiliate of Company. Except as otherwise required by law, Company will not withhold any taxes from the compensation paid to Consultant under this Agreement. Consultant will be solely responsible for the payment of all taxes (including, but not by way of limitation, federal and state income taxes and Social Security taxes) imposed upon such compensation and for fulfilling all other legal obligations associated with rendering services as a self-employed independent contractor.

     7.  Binding Effect.  This Agreement shall be binding upon and inure to the
         --------------
benefit of Consultant, Company, the heirs and representatives of Consultant, and the successors and permitted assigns of Company.

     8.  Notices. All notices, requests, demands and other communications
         -------
hereunder shall be in writing and shall be deemed to have been duty given if delivered by hand or by reputable, commercial delivery service or if mailed within the continental United States by First class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)   If to Company, to:
                    Mercury Finance Company
                    100 Field Drive, Suite 340
                    Lake Forest, Illinois  60045
                    Attention:  Chairman of the Board,

                with a copy to:

                    Lewis S. Rosenbloom, Esq.
                    McDermott, Will & Emery
                    227 West Monroe Street
                    Chicago, Illinois  60606

          (b)   If to Consultant, to:
                    Mr. Edward G. Harshfield
                    510 Rosemont Avenue
                    Pasadena, California  91103

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

                with a copy to:

                    Robert J. Stucker, Esq.
                    Vedder, Price, Kaufman & Kammholz
                    222 North LaSalle Street, Suite 2600
                    Chicago, Illinois  60601

Either party may change its address by written notice sent to the other party at the last recorded address of that party.

     9.  No Assignment. This Agreement is not assignable by Consultant or
         -------------
Company, and no payment to be made to Consultant hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     10. Execution in Counterparts. This Agreement may be executed by the
         -------------------------
parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     11. Applicable Law.  This Agreement shall be construed and interpreted in
         --------------
accordance with and governed by the laws of the State of Illinois, other than the conflict of laws provisions of such laws.

     12. Severability. If any provision of this Agreement shall be adjudged by
         ------------
any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and Consultant consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     13.  Waiver.  No waiver by any party at any time of any breach by the other
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party of, or failure to comply with, any condition or provision of this
Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

     14.  Entire Agreement. This Agreement embodies the entire understanding of
          ----------------
the parties hereto, and supersedes all other prior oral or written agreements or understandings between them, regarding the subject matter hereof. However, nothing in this Agreement is intended to impair or modify, or shall be interpreted as impairing or modifying, any part of the Employment Agreement of even date herewith between Consultant and Company. Upon that Employment Agreement becoming effective, it shall fully replace and supersede this Agreement with respect to subsequent services of Consultant for Company, and the term of this Agreement shall end. No other change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience of reference only and

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

shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on this 5th day of November, 1998.

Attest:                                      MERCURY FINANCE COMPANY

                                      By: /s/ William A. Brandt, Jr.
____________________________             ----------------------------------
Title:______________________          Title:  President/C.E.O.


                                      /s/ Edward G. Harshfield
                                      -------------------------------------
                                      Edward G. Harshfield

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

EXHIBIT 11

MERCURY FINANCE COMPANY

COMPUTATION OF NET INCOME/(LOSS) PER SHARE

Year Ended December 31 (dollars in thousands except per share amounts)

                                                                  1998       1997       1996

                                                                ---------  ---------  ---------
Income Data:
--------------
1.              Net loss                                        $(53,570)  $(74,193)  $(28,968)
2.              Weighted average common share
                outstanding, adjusted for stock splits           177,901    177,892    177,129
3.              Weighted average shares of treasury stock
                outstanding, adjusted for stock splits             5,403      5,403      4,361
4.              Weighted average shares reserved for stock
                options (utilizing the treasury stock method)          0          0          0

                NET INCOME PER COMMON SHARE

5.              Common Shares Outstanding                        172,498    172,489    172,768
                (Line 2-3+4)
6.              Net loss per common shares                        $(0.31)  $  (0.43)  $  (0.17)
                (Line 1 / 5)

                DIVIDEND DATA

1.              Dividends Declared                              $      0   $ 12,937   $ 51,821
2.              Average common shares outstanding
                on dividend record date                                -    172,498    172,737
3.              Dividends per common share                      $      0   $  0.075   $    .30

Note 1.

In February, 1997, following the announcement of the discovery of accounting irregularities which caused the overstatement of the previously released earnings for 1995 and 1996, the market value of the Company's common stock was significantly reduced.

Since the announcement, the value of the common stock has not exceeded the exercise price of the stock options granted or regranted under a revised stock option program. As a result, the calculation of the common share equivalents becomes not meaningful for the years ended December 31, 1998 and 1997.

The Company applies APB Opinion 25 in accounting for its Plan, and accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's 1998 and 1997 net losses and loss per share would have been increased to the pro forma amounts indicated below:

                                                                           1998                1997
Net Loss                                              As reported        $(53,570)           $(74,193)
                                                      Pro forma          $(53,581)           $(78,564)
Basic and Diluted Loss per Share                      As reported        $  (0.31)           $  (0.43)
                                                      Pro forma          $  (0.31)           $  (0.46)

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The weighted average fair value of the options granted, using the Black-Scholes method, was $2.60 and $2.41 per option in 1998 and 1997, respectively. The full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting period of eighteen months.

Upon the announcement of the discovery of the accounting irregularities and financial statement restatement in January, 1997, the market value of the Company's common stock declined dramatically. Management thus believes that the market value of the Company's common stock during 1996 is overstated. Because a key component of the fair value calculation (and the related pro forma net income and earnings per share disclosures) is the market value of the Company's stock, the fair value and other disclosures required under SFAS 123 for 1996 is not considered meaningful.

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